Exhibit 10.11

VINEBROOK HOMES, LLC

FORM OF SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “Agreement”) is effective as of August 3, 2023, and made by and among VineBrook Homes Trust, Inc. (“VineBrook”), VineBrook Homes Operating Partnership, L.P., the operating partnership of VineBrook (the “OP”), VineBrook Homes, LLC, a wholly-owned subsidiary of the OP (the “Company”) and [Dana Sprong / Ryan McGarry] (the “Executive”). The Company and the Executive are referred to herein as the “Parties.”

WHEREAS, VineBrook considers it essential to the best interests of VineBrook’s stockholders to attract top executives and to foster the continuous employment of key management personnel; and

WHEREAS, in order to induce the Executive to enter into and remain in the employ of the Company and in consideration of the Executive’s services to the Company, the Parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

1.

Term of Agreement. This Agreement shall be effective as of the date hereof and shall continue in effect until the earlier of (i) the Executive’s Separation from Service and the Company’s satisfaction of all of its obligations under this Agreement, if any; or (ii) the execution of a written agreement between the Company and the Executive terminating this Agreement.

2.	Definitions. As used in this Agreement:

(i)	“Board” means the Board of Directors of VineBrook.

(ii)

“Cause” means any of the following (a) a material breach by the Executive of (A) any confidentiality, non-competition, non-solicitation, no-hire and/or non-disparagement obligations with a member of the Company Group (“Restrictive Covenants”) or (B) any other material written agreement then in effect between the Executive and the Company Group, which has not been cured by Executive (to the extent curable) within 30 days after the Company delivers a written notice of Cause to the Executive that specifically identifies the basis for Cause; (b) the Executive’s conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof; (c) gross negligence or gross misconduct by the Executive with respect to the Company Group; (d) the Executive’s abandonment of the Executive’s employment with or services to the Company Group for a period of not less than 30 days which is not a result of Executive’s death or incapacity due to physical or mental illness or authorized leave of absence; or (e) the Executive’s willful and continued failure to substantially perform the duties associated with the Executive’s position (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), which has not been cured by Executive (to the extent curable) within 30 days after a written notice of Cause is delivered to the Executive by the Company, which such notice specifically identifies the basis for Cause.

(iii)	“Change in Control” has the meaning set forth in the Plan; provided that for purposes of this Agreement, references in Section 13(i) and 13(ii) of the Plan to 50.1% shall be 75%.

(iv)	“Code” means the Internal Revenue Code of 1986, as amended.

(v)	“Committee” means the Compensation Committee of the Board.

(vi)	“Company Group” means VineBrook, the OP and their subsidiaries, including the Company, collectively.

(vii)

“Disability” means a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Executive to be unable to substantially perform the duties associated with the Executive’s position.

(viii)

“Good Reason” means, any of the following without the Executive’s consent: (a) a material diminution in the Executive’s duties or responsibilities; (b) a reduction in Executive’s base salary or a material reduction in the bonus opportunity provided to the Executive (other than an across-the-board reduction of up to 10% of base salary or bonus opportunity that affects all other Company executives); or (c) a reassignment of the Executive to another primary work location more than 35 miles from the Executive’s current office location. The Executive must notify VineBrook, the OP or the Company and any successors thereto of the Executive’s intention to invoke a termination for Good Reason within 90 days after the date the Executive has knowledge of such event and provide VineBrook, the OP or the Company and any successors thereto within 30 days’ opportunity for cure, or such event shall not constitute Good Reason. The Executive may not invoke termination for Good Reason if Cause exists at the time of such termination.

(ix)	“Plan” means the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan, as amended or restated from time to time.

(x)	"Prior Plan" means the VineBrook Homes Trust, Inc. 2018 Long Term Incentive Plan.

(x)

“Qualified Termination” means a termination of Executive’s service by reason of (a) the Executive’s death, (b) a termination by a member of the Company Group due to the Executive’s Disability, (c) a termination by a member of the Company Group other than for Cause, or (d) a termination by the Executive for Good Reason.

(xi)

“Separation from Service” or “Separates from Service” or similar terms means a termination of employment with the Company Group that the Committee determines is a Separation from Service in accordance with Section 409A of the Code.

(xii)

“Specified Employee” means a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time in accordance therewith, or if none, the default methodology set forth therein.

3.

Compensation Upon Termination without Cause or for Good Reason Not in Connection with a Change in Control. If the Executive Separates from Service on account of an involuntary termination by the Company Group without Cause or a voluntary resignation by the Executive from the Company Group for Good Reason, in each case, prior to a Change in Control, then subject to (i) the Executive signing and not revoking a separation agreement and release of claims in a form substantially similar to the form attached hereto as Exhibit A (the “General Release”), which will be provided by the Company to the Executive within five days following such Separation from Service and must be executed by the Executive and returned to the Company within 45 days following such Separation from Service, and (ii) Sections 5 and 6:

(i)	the Company will pay the Executive a lump sum payment equal to $1,650,000, which shall be payable in accordance with subsection (c) below;

(ii)

all equity or equity-based awards granted under the Plan, the Prior Plan or otherwise by VineBrook, the OP and the Company (including, without limitation, awards granted prior to the date hereof in addition to those granted pursuant to (A) that certain Profits Interest Units Agreement dated as of the date hereof by and between the Executive, the OP and certain other parties thereto, (B) that certain Performance Share Agreement dated as of the date hereof by and between the Executive and VineBrook that provides for a one year performance period; and (C) that certain Performance Share Agreement dated as of the date hereof by and between the Executive and VineBrook that provides for a three year performance period, collectively, the “Equity Awards”) that are unvested as of the date of the Separation from Service shall vest and become nonforfeitable on the 55th day following such Separation from Service in accordance with the terms of the applicable award agreement(s); and

(iii)

subject to Section 21(ii) below, the payments described under this section shall be made in a lump sum on the 60th calendar day following the Separation from Service, provided that the General Release must be effective and not revocable on the date payment is to be made in order to receive payments under this section.

4.

Compensation Upon Qualifying Termination in Connection with a Change in Control. In the event that a Change in Control occurs and the Executive Separates from Service on account of a Qualified Termination upon or within 3 months prior to or 12 months following such Change in Control, then subject to (i) in all cases other than the Executive’s Death or termination due to the Executive’s Disability, the Executive signing and not revoking a General Release, which will be provided by the Company to the Executive within five days following such Separation from Service and must be executed by the Executive and returned to the Company within 45 days following such Separation from Service, and (ii) Sections 5 and 6:

(i)	the Company will pay Executive or Executive’s estate, as applicable, a lump sum payment equal to $2,200,000, which will be payable in accordance with subsection (c) below;

(ii)

all awards granted under the Plan (including, without limitation, the Equity Awards) or the Prior Plan that are unvested as of the date of the Separation from Service shall vest and become nonforfeitable on the 55th day following such Separation from Service in accordance with the terms of the applicable award agreement(s); and

(iii)

subject to Section 21(ii) below, the payments described under this section shall be made in a lump sum on the 60th calendar day following the Separation from Service, provided that the General Release must be effective and not revocable on the date payment is to be made in order to receive payments under this section.

5.

Parachute Payments. If the Committee or the Board determines, in its sole discretion, that Section 280G of the Code applies to any compensation or benefit paid or payable to the Executive under this Agreement and such compensation or benefit cannot be cured pursuant to the waiver and approval processes provided in Section 280G of the Code, then the provisions of this Section 5 shall apply. If any payments or benefits to which the Executive is entitled to or receives from the Company Group or in connection with any transaction that occurs after the date hereof (collectively, the “Payments,” which shall include, without limitation, the vesting of any equity awards or other non-cash benefit or property) are, alone or in the aggregate, more likely than not, if paid or delivered to the Executive, to be subject to the tax imposed by Section 4999 of the Code or any successor provisions to that section, then the Payments (beginning with any Payment to be paid in cash hereunder), shall be either (i) reduced (but not below zero) so that the present value of such total Payments received by the Executive will be one dollar less than three times the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such Payments received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever of (i) or (ii) produces the better net after tax position to the Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The determination as to whether any Payments are more likely than not to be subject to taxes under Section 4999 of the Code and as to whether reduction or payment in full of the amount of the Payments provided hereunder results in the better net after tax position to the Executive shall be made by the Committee or the Board in good faith.

6.

Breach of Restrictive Covenant. In addition to any remedies available to the Company, in the event of the Executive’s breach of any Restrictive Covenants, as determined by the Committee in its sole discretion, the Executive shall be obligated to repay all cash payments made to the Executive under this Agreement, less $1,000. The Executive hereby agrees that to the extent such repayment obligation is not timely paid in full, VineBrook, the OP and the Company are hereby authorized, at their option, with respect to such unpaid amount owed to (i) set-off or cancellation against any distributions payable by VineBrook, the OP, the Company or their affiliates to the Executive, (ii) set-off or cancellation against any distributions payable by VineBrook, the OP, the Company or their affiliates to the Executive relative to equity securities in VineBrook or the OP owned by the Executive (which such distributions shall be deemed to be paid to the Executive for Tax purposes) and/or cancellation or forfeiture of equity securities (including profits interests units) in VineBrook or the OP owned by the Executive, utilizing the then fair market value of such equity securities, taking into account the reduction in fair market value as a result of consequence of the damages to VineBrook and the OP resulting from the Executive’s breaches or the facts, circumstances or events related thereto.

7.

No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided herein by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income the Executive receives for services rendered after the Executive’s Separation from Service from the Company.

8.

Exclusive Remedy. In the event of the Executive’s Separation from Service, this Agreement, the Equity Awards, and any Restrictive Covenant agreement are intended to be and are exclusive and in lieu of any other rights or remedies to which the Executive or VineBrook, the OP and the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement.

9.

Successors. Each of VineBrook, the OP and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of VineBrook, the OP or the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that VineBrook, the OP and the Company would be required to perform if no such succession had taken place. As used in this Agreement, the Company includes any successor to its business or assets as aforesaid which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

10.

Notice. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by electronic means of transmitting written documents or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the Parties as follows:

If to VineBrook, the OP or the Company, at:	300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Brian Mitts

If to Executive, at:	Executive’s last known address reflected on the payroll records of the Company

The Company may change the above designated address by notice to the Executive. The Executive will maintain a current address with the payroll records of the Company.

11.

Amendment. No provisions of this Agreement may be amended, modified, waived or discharged unless the Executive and the Company, VineBrook and the OP agree to such amendment, modification, waiver or discharge in writing.

12.

Entire Agreement. This Agreement, that certain employment offer letter from VineBrook, the OP and the Company to the Executive dated as of the date hereof (the “Offer Letter”), any Restrictive Covenant agreement, and the Equity Awards and all documents governing the Equity Awards represent the entire agreement between the Executive, VineBrook, the OP and the Company with respect to the matters set forth herein and supersede and replace any prior agreements in their entirety. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement will be made by either party which are not set forth expressly herein or in the Offer Letter, Equity Awards or documents governing the Equity Awards. No future agreement between the Executive and the Company may supersede this Agreement, unless it is in writing and specifically makes reference to this Section 12.

13.	Funding. This Agreement shall be unfunded. Any payment made under the Agreement shall be made from the Company’s general assets.

14.

Waiver. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

15.	Headings. All captions and section headings used in this Agreement are for convenience purposes only and do not form a part of this Agreement.

16.

Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.

No Employment Contract. Nothing contained in this Agreement shall confer upon the Executive any right to be employed or remain employed by the Company Group, nor limit or affect in any manner the right of the Company Group to terminate the employment or adjust the compensation of the Executive.

18.	Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

19.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

21.	Code Section 409A.

(i)

General. The Agreement is intended to either comply with, or be exempt from, the requirements of Code Section 409A. To the extent that this Agreement is not exempt from the requirements of Code Section 409A, this Agreement is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.

(ii)

Separation from Service; Specified Employees; Separate Payments. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a Separation from Service. If the Executive is deemed on the date of termination to be a Specified Employee, then to the extent any payment or benefit hereunder (after taking into account all exclusions applicable thereto under Code Section 409A) is “nonqualified deferred compensation” subject to Section 409A, then such payment shall be delayed and not be made prior to the earlier of (a) the six-month anniversary of the date of such Separation from Service and (b) the date of the Executive’s death (the “Delay Period”). All payments delayed pursuant to this Section 21(ii) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) shall be paid to the Executive in a single lump sum on the first payroll date on or following the first day following the expiration of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Each payment made under this Agreement will be treated as a separate payment for purposes of Code Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

VINEBROOK HOMES TRUST, INC.

By:
Name:	Brian Mitts
Title:	President, Chief Financial Officer,
Assistant Secretary and Treasurer

VINEBROOK HOMES OPERATING
PARTNERSHIP, L.P.

By:
Name:	Brian Mitts
Title:	Authorized Signatory

VINEBROOK HOMES, LLC

By:	VineBrook Homes Operating
Partnership, L.P., its sole member

By:
Name:	Brian Mitts
Title:	Authorized Signatory

EXECUTIVE

Name:	[Dana Sprong / Ryan McGarry]

[Signature Page to Severance Agreement]

EXHIBIT A

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT, including the Exhibit attached hereto (this “Agreement”), dated ________, 20__ is entered into by and among VineBrook Homes Trust, Inc. (“VineBrook”), VineBrook Homes Operating Partnership, L.P., the operating partnership of VineBrook (the “OP”), VineBrook Homes, LLC, a wholly-owned subsidiary of the OP (the “Employer,” and together with VineBrook the OP, and their respective subsidiaries, the “Company”) and [Dana Sprong / Ryan McGarry] (“Employee”), as follows below. The Company and Employee are referred to herein as the “Parties.”

WHEREAS, Employee has served as [Title] of the Employer, pursuant to that certain offer letter, dated [●], 2023;

WHEREAS, the Parties are party to that certain VineBrook Homes, LLC Severance Agreement, dated August 3, 2023 (the “Severance Agreement”);

WHEREAS, the Parties wish to enter into this Agreement to set forth the Parties’ agreement with respect to Employee’s separation from employment from the Company; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the Parties acknowledge, it is agreed as follows:

1.        Employee Separation. The Company and Employee acknowledge and agree that Employee’s relationship with the Company and each of the other Released Parties (as defined in Exhibit A attached hereto) is terminated effective [●] (the “Separation Date”). Employee hereby resigns from all offices and positions that Employee holds with the Company and any affiliate thereof. The Parties acknowledge and agree that Employee’s termination of employment shall be treated as a Separation from Service [without Cause / for Good Reason] [prior to / in connection with] a Change in Control for purposes of the Severance Agreement (as such terms are defined therein).

2.          Accrued Benefits. Employee shall receive the following payments (collectively, the “Accrued Benefits”):

a.

Accrued, unpaid base salary through the Separation Date and payment of any accrued, unused vacation and paid time off as of the Separation Date in accordance with the Company’s policies and applicable law, in each cash subject to lawful deductions and generally payable within 30 days, or such shorter period required by applicable law;

b.

Reimbursement for reasonable and necessary business expenses incurred and paid by the Employee prior to the Separation Date (payable in accordance with the Company’s expense reimbursement policy prior to the Separation Date in accordance with the Company’s policies and procedures; and

c.	Vested benefits, if any, to which Employee may be entitled under the Company’s employee benefit plans (payable in accordance with the Company’s benefit plans).

2

3.        Separation Payment. In consideration for Employee’s promises contained herein and provided that Employee timely executes this Agreement (including the execution and non-revocation of the General Release attached hereto as Exhibit A) and continues to comply with its terms, the Company shall provide Employee with the payments and benefits set forth below (collectively, the “Separation Payment”), which Employee acknowledges that he is not otherwise entitled to. Employee agrees that the payments in this Section 3 are in accordance with and in full satisfaction of any severance benefits that Employee is owed per the terms of the Severance Agreement.

a.

Cash Severance Payment. Employee shall receive a lump sum payment equal to [$●], subject to applicable taxes and withholdings, which shall be payable on the 60th calendar day following the Separation Date; and

b.

Equity Awards. Reference is made to the following agreements (collectively, the “Award Agreements”) pursuant to which Employee has been granted certain equity awards under the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan, as amended or restated from time to time, or otherwise by VineBrook, the OP and the Employer (collectively, the “Equity Awards”):

i.	[ ]

Any Equity Awards that are unvested as of the Separation Date shall vest and become nonforfeitable on the 55th day following the Separation Date in accordance with the terms of the applicable Award Agreement.

4.        No Other Payments or Benefits; No Mitigation. Employee represents, warrants and agrees that, except as expressly set forth in this Agreement, he (i) has received from the Company and the Released Parties all wages, compensation, payments, bonuses, commissions, incentive compensation, benefits, equity, phantom equity, profits interests or other interests of any type or kind to which he was or is entitled as a result of his employment with the Company and/or any of the Released Parties, and (ii) is not entitled to receive any other or further wages, compensation, payments, bonuses, reimbursements, commissions, incentive compensation, severance, benefits, or equity of any type or kind from the Company and/or any of the Released Parties in connection with, or as a result of, the termination of Employee’s employment. In accordance with the Severance Agreement, Employee shall not be required to mitigate the amount of any payment provided to Employee under this Agreement by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income Employee receives for services rendered after the Separation Date from the Company.

5.        General Release of Claims. The Separation Payment is contingent on Employee’s execution and nonrevocation of the General Release attached hereto as Exhibit A.

3

6.         Confidentiality of Agreement. Employee agrees that Employee will treat the existence and terms of this Agreement as confidential and will not discuss the Agreement, and its terms, with anyone other than: (a) Employee’s legal counsel or tax advisor as necessary to secure their professional advice, (b) Employee’s family members; or (c) as may be required by law. Employee will instruct those individuals to whom Employee is permitted to disclose the terms of this Agreement that they are to maintain the confidentiality of the terms of this Agreement.

7.        Restrictive Covenants. Employee agrees and acknowledges that Employee will abide by any confidentiality, non-competition, non-solicitation, non-interference, and/or non-disparagement obligations with the Company (collectively, the “Restrictive Covenants”), including but not limited to the Restrictive Covenants set forth in the PIU Agreement, and that the Company reserves all rights and remedies with respect to the enforcement of these continuing obligations. Pursuant to the Severance Agreement and in addition to any remedies available to the Company, Employee further acknowledges and agrees that in the event Employee breaches any Restrictive Covenant, as determined by the Compensation Committee of the Board of Directors of VineBrook in its sole discretion, Employee shall be obligated to repay all cash payments made to Employee under this Agreement, less $1,000. Employee hereby agrees that to the extent such repayment obligation is not timely paid in full, VineBrook, the OP and the Company are hereby authorized, at their option, with respect to such unpaid amount owed to (i) set-off or cancellation against any distributions payable by VineBrook, the OP, the Company or their affiliates to Employee, (ii) set-off or cancellation against any distributions payable by VineBrook, the OP, the Company or their affiliates to Employee relative to equity securities in VineBrook or the OP owned by the Employee (which such distributions shall be deemed to be paid to Employee for tax purposes) and/or cancellation or forfeiture of equity securities (including profits interests units) in VineBrook or the OP owned by Employee, utilizing the then fair market value of such equity securities, taking into account the reduction in fair market value as a result of consequence of the damages to VineBrook and the OP resulting from Employee breaches or the facts, circumstances or events related thereto.

8.        Consultation with Counsel. Employee acknowledges that Employee has had the opportunity to consult with legal counsel of Employee’s choice prior to the execution and delivery of this Agreement. Employee understands and agrees that Employee may be waiving significant legal rights by signing this Agreement and represents that Employee has entered into this Agreement voluntarily with a full understanding of, and in agreement with, all of its terms.

9.    Entire Agreement. The terms of this Agreement (including the General Release) are intended by the Parties to be the final expression of their agreement with respect to the termination of Employee’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement supersedes any prior agreements, written or oral, between the Company and Employee concerning the subject matter hereof; provided, however, that nothing in this Agreement is intended to or shall be construed to limit, impair or terminate any obligation of Employee pursuant to any Restrictive Covenant agreement signed by Employee where such agreement by its terms continues after Employee’s employment with the Company terminates.

4

10.        Amendments, Waivers. This Agreement (including the General Release) may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and by a duly authorized officer of the Company. By an instrument in writing similarly executed, either Party may waive compliance by the other Party with any provision of this Agreement that such other Party was or is obligated to comply with or perform provided, however, that such waiver shall not operate as a waiver of, or estoppels with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

11.         Severability, Enforcement. The invalidity or unenforceability of any provisions of this Agreement (including the General Release) shall not affect the validity or enforceability of any other provision of this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

12.        Choice of Law; Required Forum. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement (including the General Release) hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.         Survival. The rights and obligations of the Parties under this Agreement shall survive as provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions following the termination of Employee’s employment with the Company, regardless of the manner of or reasons for such termination.

[Signature page follows]

5

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, on the date and year set forth above or below, as applicable.

VineBrook Homes Trust, Inc.

By: ______________________________

Its: ______________________________

Date: _____________________________

VineBrook Homes Operating Partnership, L.P.

By: ______________________________

Its: ______________________________

Date: _____________________________

VineBrook Homes, LLC

By: ______________________________

Its: ______________________________

Date: _____________________________

EMPLOYEE

___________________________________

[Dana Sprong / Ryan McGarry]

Date: _______________________________

2

EXHIBIT A

GENERAL RELEASE

I, [Dana Sprong / Ryan McGarry], in consideration of and subject to the performance by VineBrook Homes Trust, Inc. (“VineBrook”), VineBrook Homes Operating Partnership, L.P., the operating partnership of VineBrook (the “OP”), VineBrook Homes, LLC, a wholly-owned subsidiary of the OP (the “Employer,” and together with VineBrook the OP, and their respective subsidiaries, the “Company”) of their respective obligations under the Separation and Release Agreement to which this Exhibit A is attached (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, attorneys, advisors, successors and assigns of the Company and its affiliates and direct or indirect owners, which for the avoidance of doubt, includes NexPoint Advisors, L.P. and its affiliates (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.

I understand that the Separation Payment represents, in part, consideration for signing this General Release and is not salary, wages or benefits to which I was already entitled in the absence of signing the Agreement and signing and not revoking this General Release. I understand and agree that I will not receive the Separation Payment unless I execute the Agreement and this General Release and do not revoke this General Release within the time period permitted hereafter. The Separation Payment will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.

Except as provided in paragraph 4 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, ever had or may have against the Company or Released Parties from the beginning of time up to and including the date on which I execute this General Release (collectively referred to herein as the “Claims”), including, but not limited to, any such Claims which arise out of or are connected with my employment with, or my separation or termination from, the Company, including any Claims arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matters covered by paragraph 2 above.

4.

I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claims, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that subject to Section 9 below, I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or the Separation Payment to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

5.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. This General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims, if any, as well as those relating to any other Claims hereinabove mentioned or implied. I further agree that in the event I should bring a Claim seeking damages against a Released Party, or in the event I should seek to recover against a Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

6.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.

I agree that if I violate this General Release by suing the Company or the other Released Parties (except as permitted by paragraph 4), I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

8.

I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.

I agree that nothing in this General Release, prohibits or restricts me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any other governmental entity or federal or state regulatory authority (collectively, “Government Agencies”). I further understand that this General Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency without notice to the Company. This General Release does not limit my right to receive an award for information provided to any Government Agencies.

10.

Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I, AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD AT LEAST 21 CALENDAR DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:_________________________________________         DATED:_______________